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                                                                     EXHIBIT 5.1

                                May 8, 1997


New World Coffee, Inc.
379 West Broadway
New York, New York 10012

                Re: Registration Statement on Form SB-2
                    -----------------------------------

Ladies and Gentlemen:

        You have requested our opinion in connection with the above-captioned Registration Statement on Form SB-2 to be filed by New World Coffee, Inc., Complete Business Solutions, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder (the "Rules"). The Registration Statement relates to the offering on a minimum basis of such number of shares of common stock (the "Common Stock") resulting in gross proceeds of $250,000 and on a maximum basis such number of shares of Common Stock resulting in gross proceeds of $2,500,000.

        We have examined such records and documents and have made such examination of law as we considered necessary to form a basis for the opinions set forth herein. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies thereof.

        Based upon such examination, it is our opinion that when there has been compliance with the Act and applicable state securities laws, the Common Stock, when issued, delivered and paid for, will be validly issued, fully paid and non-assessable.



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New World Coffee, Inc.
May 8, 1997
Page 2


        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or under the Rules.

                                                        Very truly yours,


                                                        Alan I Annex

AIA:dg
Enclosure